Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

dated as of

May 6, 2024

among

MOODY’S CORPORATION

The Borrowing Subsidiaries Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

BANK OF AMERICA, N.A.,

CITIBANK, N.A. and

HSBC BANK USA, NATIONAL ASSOCIATION

as Co-Syndication Agents

and

BNP PARIBAS,

MIZUHO BANK, LTD.,

TD BANK, N.A. and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Documentation Agents

$1,250,000,000 REVOLVING CREDIT

FACILITY

JPMORGAN CHASE BANK, N.A.,

BofA SECURITIES, INC.,

CITIBANK, N.A.

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Joint Bookrunners and Joint Lead Arrangers

i

SCHEDULES:

Schedule 2.01(a)	—	Lenders and Facility Commitments
Schedule 2.01(b)	—	Designated Currency Lenders and Designated Currency Subcommitments
Schedule 2.01(c)	—	Yen Lenders and Yen Subcommitments

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	[Reserved]
Exhibit C	—	Form of Borrowing Subsidiary Agreement
Exhibit D	—	Form of Borrowing Subsidiary Termination
Exhibit E	—	Form of Increasing Lender Supplement
Exhibit F	—	Form of Augmenting Lender Supplement
Exhibit G-1	—	Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit G-2	—	Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit G-3	—	Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit G-4	—	Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)

CREDIT AGREEMENT (this “Agreement”), dated as of May 6, 2024, among MOODY’S CORPORATION, the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., CITIBANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION, as Co-Syndication Agents and BNP PARIBAS, MIZUHO BANK, LTD., TD BANK, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents.

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Insurer” means (i) Lloyd’s of London, so long as it is rated at least 3 crowns by S&P, (ii) an insurance company having an A.M. Best rating of “A-” or better or a Moody’s rating of A3 or better and being in a financial size category of IX or larger (as such category is defined on the date hereof) or (iii) an insurance company otherwise reasonably acceptable to the Administrative Agent.

“Adjusted Covenant Period” has the meaning assigned to such term in Section 6.05.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Pounds Sterling, plus (b) 0.0326%, and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted TIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen for any Interest Period, an interest rate per annum equal to (a) the TIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted TIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. No SPC of any Lender shall be an Affiliate of such Lender.

“Agreed Currencies” means (i) Dollars and (ii) each Eligible Currency.

“Agreement” has the meaning assigned to such term in the introduction hereto.

“Agreement Currency” has the meaning assigned to such term in Section 10.14.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding anything herein to the contrary, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to such term in Section 10.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Creditor” has the meaning assigned to such term in Section 10.14.

“Applicable LC Sublimit” means (i) with respect to JPMorgan Chase Bank, N.A., in its capacity as an Issuing Bank under this Agreement, $12,500,000, (ii) with respect to Bank of America, N.A., in its capacity as an Issuing Bank under this Agreement, $12,500,000, (iii) with respect to Citibank, N.A., in its capacity as an Issuing Bank under this Agreement, $12,500,000 and (iv) with respect to HSBC Bank USA, National Association, in its capacity as an Issuing Bank under this Agreement, $12,500,000, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Company, the Administrative Agent and each applicable Issuing Bank.

“Applicable Parties” has the meaning assigned to such term in Section 8.02(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Available Facility Commitments represented by such Lender’s Available Facility Commitment; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Available Facility Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Available Facility Commitment. If the Facility Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Facility Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any Term Benchmark Loan, RFR Loan or any ABR Loan, or with respect to the facility fees payable pursuant to Section 2.11, as the case may be, the applicable rate per annum set forth below under the caption “Term Benchmark Spread”, “RFR Spread”, “ABR Spread” or “Facility Fee Rate”, as the case may be, based upon the ratings by S&P and Fitch, respectively, applicable on such date to the Index Debt:

Pricing Level	Index Debt Ratings (S&P/Fitch)	Facility Fee Rate	Term Benchmark Spread	RFR Spread	ABR Spread
Level 1:	A/A or higher	0.07%	0.805%	0.805%	0%
Level 2:	A-/A-	0.09%	0.91%	0.91%	0%
Level 3:	BBB+/BBB+	0.10%	1.025%	1.025%	0.025%
Level 4:	BBB/BBB	0.125%	1.125%	1.125%	0.125%
Level 5:	BBB-/BBB- or lower	0.15%	1.225%	1.225%	0.225%

For purposes of the foregoing, (i) if neither S&P nor Fitch shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then Pricing Level 5 shall be in effect; (ii) if only one of S&P or Fitch provides a rating for the Index Debt, the Pricing Level corresponding to such rating shall be in effect; (iii) if the ratings established or deemed to have been established by S&P and Fitch for the Index Debt shall fall within different Pricing Levels, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Pricing Levels lower than the other, in which case the Applicable Rate shall be determined by reference to the Pricing Level next below that of the higher of the two ratings; and (iv) if the ratings established or deemed to have been established by S&P and Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Fitch), such change shall be effective as of the third Business Day following the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Fitch shall change, or if both such rating agencies shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Borrower Portal” has the meaning assigned to such term in Section 8.05(a).

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.02(a).

“Approved Fund” has the meaning assigned to such term in Section 10.04.

“Arranger” means each of JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A. and HSBC Bank USA, National Association in its capacity as a joint bookrunner and a joint lead arranger hereunder .

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.08(d).

“Auto Extension Letter of Credit” has the meaning assigned to such term in Section 2.04(c).

“Available Facility Commitment” means, with respect to any Lender at any time, an amount equal to such Lender’s Facility Commitment at such time minus such Lender’s Funded Revolving Credit Exposure at such time. If the Facility Commitments have terminated or expired, the Available Facility Commitments shall be determined based upon the Facility Commitments most recently in effect, giving effect to any assignments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.13.

“Availability Period” means with respect to the Facility Commitments, the Designated Currency Subcommitments or the Yen Subcommitments, as the case may be, the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Facility Commitments, the Designated Currency Subcommitments or the Yen Subcommitments, respectively, pursuant to Section 2.08 or Article 7.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.13.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Eligible Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below.

(1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for Dollars;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; provided that, the Administrative Agent and the Company shall use commercially reasonable efforts to ensure that any such Benchmark Replacement shall meet the standards set forth in Treasury Regulations Section 1.100-6 (or any successor Treasury Regulations or other official IRS guidance promulgated that supersedes or complements such proposed Treasury Regulations) so as not to be treated as a “significant modification” (and therefore an exchange) of any Loan for U.S. federal income tax purposes.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Company, decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent, in consultation with the Company, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Borrower to the Administrative Agent through an Approved Borrower Portal.

“Borrowing” means Revolving Loans of the same Type and currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect (“Revolving Borrowing”).

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.03 or 2.04 as a date on which the relevant Borrower requests Loans to be made hereunder.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in Dollars, $1,000,000 and (b) in the case of a Borrowing denominated in any Eligible Currency, the smallest amount of such Eligible Currency that (i) is an integral multiple of 1,000,000 units (or (x) in the case of Pounds Sterling, 500,000 units or (y) in the case of Yen, 100,000,000 units) of such currency and (ii) has a Dollar Equivalent in excess of $1,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in Dollars, $1,000,000 and (b) in the case of a Borrowing denominated in any Eligible Currency, 1,000,000 units (or (x) in the case of Pounds Sterling, 500,000 units or (y) in the case of Yen, 100,000,000 units) of such currency.

“Borrowing Request” means a request for a Revolving Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary” means, at any time, any Eligible Subsidiary of the Company designated as a Borrowing Subsidiary by the Company pursuant to Section 2.19 that has not ceased to be a Borrowing Subsidiary pursuant to such Section or Article 7.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit C.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit D.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated in Yen and in relation to the calculation or computation of TIBOR or the Japanese Prime Rate, any day (other than a Saturday or a Sunday) on which banks are open for business in Japan, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day and (d) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Calculation Date” means (a) with respect to any Loan denominated in any Eligible Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii)(A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Eligible Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, all obligations of any Person that are or would have been treated as operating leases (including for avoidance of doubt, any network lease or any operating indefeasible right of use) for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements to be delivered pursuant to Section 5.01(a) and Section 5.01(b).

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Japanese Prime Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, the greater of (i) (A) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be reasonably selected by the Administrative Agent: (1) the fixed rate for the main refinancing operations of the European

Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Eligible Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor.

“Central Bank Rate Adjustment” means for any Loan denominated in

(a) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Pounds Sterling Borrowings for the five most recent RFR Business Days preceding such day for which Adjusted Daily Simple RFR for Pounds Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period,

(b) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, and

(c) any other Eligible Currency determined after the Effective Date, an adjustment as determined by the Administrative Agent in its reasonable discretion.

For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) (other than any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) nominated or approved by the board of directors of the Company or (ii) appointed by directors so nominated, approved or appointed.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender or Administrative Agent, if later, the date on which such Lender becomes a Lender or such Administrative Agent becomes an Administrative Agent), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all

requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 10.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Dollar Loans, Revolving Designated Currency Loans or Revolving Yen Loans.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent” means each of BNP Paribas, Mizuho Bank, Ltd., TD Bank, N.A. and Wells Fargo Bank, National Association in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.

“Commitment” means a Facility Commitment, a Designated Currency Subcommitment or a Yen Subcommitment.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.02, including through an Approved Electronic Platform.

“Company” means Moody’s Corporation, a Delaware corporation, and its successors.

“Consenting Lender” has the meaning assigned to such term in Section 2.20(b).

“Consolidated Net Worth” means, at any date of determination, shareholders’ equity of the Company and its consolidated Subsidiaries at that date, calculated in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Syndication Agent” means each of Bank of America, N.A., Citibank, N.A. and HSBC Bank USA, National Association in its capacity as co-syndication agent for the credit facility evidenced by this Agreement.

“Credit Event” means a Borrowing, the issuance of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, any Issuing Bank or any other Lender.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Dollars, Daily Simple SOFR (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day a “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company. If by 5:00 p.m., New York City time, on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (1) a Bankruptcy Event or (2) a Bail-In Action.

“Designated Currency” means Pounds Sterling, Euros and any other Eligible Currency that shall be designated by the Company in a notice delivered to the Administrative Agent and approved by the Administrative Agent and all the Designated Currency Lenders as a Designated Currency. The Company may specify in any notice delivered to the Administrative Agent with respect to the designation of any Eligible Currency one or more locations from which a Borrower may make payments of principal of or interest on any Multicurrency Loans in such Eligible Currency.

“Designated Currency Subcommitment” means, with respect to each Designated Currency Lender, the commitment of such Designated Currency Lender to make Revolving Designated Currency Loans, expressed as an amount representing the maximum aggregate Dollar Equivalents of the principal amounts of such Designated Currency Lender’s outstanding Revolving Designated Currency Loans that may be outstanding after giving effect to any such Revolving Designated Currency Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Designated Currency Lender pursuant to Section 10.04(b). The initial amount of each Designated Currency Lender’s Designated Currency Subcommitment is set forth on Schedule 2.01(b) or in the Assignment and Assumption pursuant to which such Designated Currency Lender shall have assumed its Designated Currency Subcommitment, as applicable.

“Designated Currency Lenders” means the Persons listed on Schedule 2.01(b) and any other Person that shall have become a Designated Currency Lender pursuant to any Assignment and Assumption, other than a Person that ceases to be a Designated Currency Lender pursuant to an Assignment and Assumption.

“Designated Subsidiary” means Moody’s Investors Service, Inc.

“Disclosed Matters” means the actions, suits and proceedings and other matters disclosed in the Company’s Report on Form 10-K filed with the SEC for the annual period ending December 31, 2023, Company’s Report on Form 10-Q filed with the SEC for the quarterly period ending March 31, 2024 and as disclosed on Schedule 3.06 to the Disclosure Letter.

“Disclosure Letter” means the disclosure letter, dated as of the date hereof, delivered by the Company to the Administrative Agent for the benefit of the Lenders.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is or may be redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is or may be required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that occurs 91 days after the Maturity Date (or in the case of Loans that have been extended pursuant to Section 2.20, the last Maturity Date applicable thereto).

“Dollars” or “$” refers to lawful money of the United States of America.

“Dollar Equivalent” of any amount of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Eligible Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Eligible Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Eligible Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in consultation with the Company, in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent in consultation with the Company, using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent in consultation with the Company, using any method of determination it deems appropriate in its reasonable discretion.

“Domestic Borrowing Subsidiary” means any Borrowing Subsidiary organized under the laws of any jurisdiction in the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“EBITDA” means, for any period, the consolidated net income of the Company and its consolidated Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) income tax expense, (b) Interest Expense, (c) depreciation and amortization expense, (d) extraordinary, unusual or non-recurring losses (it being understood and agreed that no losses of the type described in clause (g) below, regardless of when incurred, may be added back pursuant to this clause (d)), (e) any non-cash charges, expenses or losses, (f) any cash charges, fees and expenses incurred in connection with the Transactions or any issuance of Indebtedness or Equity Interests, acquisitions, investments, asset sales or other divestitures permitted hereunder, whether or not successful, (g) any other non-recurring cash charges, expenses or losses resulting from payment of amounts in settlement of any action brought, or threatened by, any governmental agency relating to events or conduct that occurred prior to December 31, 2015, (h) net non-cash exchange, translation or performance losses relating to foreign currency transactions and currency fluctuations and (i) any expenses deducted in calculating such consolidated net income for such period and reimbursed by third parties (other than any Subsidiary) during such period and minus, to the extent added in computing such consolidated net income for such period, the sum (without duplication) of (1) extraordinary, unusual or non-recurring gains plus (2) net non-cash exchange, translation or performance gains relating to foreign currency transactions and currency fluctuations plus (3) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash charges, expenses or losses were incurred.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Currency” means at any time (i) any Designated Currency, (ii) Yen or (iii) any other currency (other than Dollars) (x) that is a lawful currency that is readily available and freely transferable and convertible into Dollars and (y) that is agreed to by the Administrative Agent and each of the Lenders.

“Eligible Currency Letter of Credit” means a Letter of Credit denominated in an Eligible Currency.

“Eligible Currency Payment Office” of the Administrative Agent means, for each Eligible Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.

“Eligible Currency Sublimit” means $250,000,000.

“Eligible Subsidiary” means (x) any Domestic Subsidiary and (y) any Foreign Subsidiary that is reasonably approved in writing from time to time by the Administrative Agent and each of the Lenders (such approval not to be unreasonably withheld).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that “Equity Interests” shall not include Indebtedness for borrowed money which is convertible into Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro and for any Interest Period, the EURIBO Screen Rate, two (2) TARGET Days prior to the commencement of such Interest Period.

“EURIBO Screen Rate” means the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m., Brussels time on such date of determination. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company.

“Euro” has the meaning assigned to the term “euro” in Section 10.15(a).

“Event of Default” has the meaning assigned to such term in Article 7.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on (or measured by) its net income, franchise Taxes and branch profits or similar Taxes, in each case, imposed as a result of a present or former connection between such Lender or the Administrative Agent and the Governmental Authority imposing such tax (other than any such connection arising solely from such Lender or the Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement), (b) in the case of a Foreign Lender, any withholding Tax that is imposed on amounts payable to such Foreign Lender to the extent they are in effect and would apply as of the date such Foreign Lender becomes a party to this Agreement or designates a new lending office (except, in the case of any Foreign Lender that is a Foreign Lender with respect to any Borrowing Subsidiary that is designated after the date of this Agreement, such withholding Taxes imposed pursuant to a law in effect on the date such Foreign Lender becomes a Foreign Lender with respect to such Borrowing Subsidiary), or that is attributable to such Foreign Lender’s failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding Tax pursuant to Section 2.16(a) and (c) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement dated as of December 17, 2021 among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as in effect immediately prior to the Effective Date.

“Extension Date” has the meaning assigned to such term in Section 2.20(b).

“Facility Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Facility Commitment is set forth on Schedule 2.01(a), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Facility Commitment, as applicable. The initial aggregate amount of the Facility Commitments is $1,250,000,000.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Fitch” means Fitch Ratings.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate, as applicable; provided that, the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBO Rate, Adjusted TIBO Rate, each Adjusted Daily Simple RFR, the Japanese Prime Rate or the Central Bank Rate shall be zero.

“Foreign Borrowing Subsidiary” means any Borrowing Subsidiary that is not a Domestic Borrowing Subsidiary.

“Foreign Lender” means, with respect to any Loan, any Lender making such Loan that is organized under the laws of a jurisdiction other than the Relevant Jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funded Revolving Credit Exposure” means, with respect to any Lender at any time, the sum at such time, without duplication, of (a) the aggregate principal amount at such time of the outstanding Revolving Dollar Loans of such Lender, (b) the Dollar Equivalent of the aggregate principal amount of the outstanding Revolving Yen Loans of such Lender, (c) the aggregate amount of the Dollar Equivalents of the principal amounts of the outstanding Revolving Designated Currency Loans of such Lender and (d) the LC Exposure of such Lender.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Granting Lender” has the meaning assigned to such term in Section 10.04(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”), whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Increasing Lender” has the meaning assigned to such term in Section 2.08(d).

“Incremental Term Loan” has the meaning assigned to such term in Section 2.08(d).

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.08(d).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing unconditional right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (the amount of any Indebtedness resulting from this clause (e) shall be equal to the lesser of (i) the amount secured by such Lien and (ii) the fair market value of the property subject to such Lien as determined in good faith by such Person), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty issued by banks or other financial institutions and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances created for the account of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under this Agreement, other than (i) Excluded Taxes and (ii) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other person or entity or subject to any other credit enhancement.

“Ineligible Institution” has the meaning assigned to such term in Section 10.04(b).

“Information” has the meaning assigned to such term in Section 10.12.

“Interest Election Request” means a request by the relevant Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Expense” means, for any period, (x) the interest expense of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP, and (iii) the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP minus (y) the interest income of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means with respect to any Term Benchmark Borrowing denominated in Dollars, Euros or Yen, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, or, if available by all Lenders, twelve months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the relevant Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.13(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A. and HSBC Bank USA, National Association, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Japanese Prime Rate” means for any Loan denominated in Yen the greater of (a) (i) the Japanese local bank prime rate plus (ii) the Japanese Prime Rate Adjustment and (b) the Floor.

“Japanese Prime Rate Adjustment” means, for any day, for any Loan denominated in Yen, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the TIBO Rate for the five most recent Business Days preceding such day for which the TIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest TIBO Rate applicable during such period of five Business Days) minus (ii) the Japanese Prime Rate in effect on the last Business Day in such period; provided, that for purposes of this definition, the Japanese Prime Rate shall be determined disregarding clause (a)(ii) of the definition of such term. For purposes of this definition, the TIBO Rate on any day shall be based on the TIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Yen for a maturity of one month.

“Judgment Currency” has the meaning assigned to such term in Section 10.14.

“LC Collateral Account” has the meaning assigned to such term in Section 2.04(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Equivalent of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Equivalent of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Company and each Lender shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to such term in Section 10.03(d).

“Lenders” means the Persons listed on Schedule 2.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or as otherwise contemplated by this Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.04(b).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset of any Person, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset of any Person, for the purpose of securing any obligation of such Person or any other Person, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan Documents” means this Agreement and any Notes entered into in connection herewith.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in an Eligible Currency (it being understood that such local time shall mean (a) London, England time with respect to any Eligible Currency (other than Euro) and (b) Brussels, Belgium time with respect to Euro, in each case of the foregoing clauses (a) and (b) unless otherwise notified by the Administrative Agent).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its payment obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit and other than any intercompany indebtedness), or obligations in respect of one or more Swap Agreements, of the Company and its Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means any Borrowing Subsidiary and any Subsidiary (a) the Total Assets of which exceed 10% of the Total Assets of the Company and its consolidated Subsidiaries as of the end of the most recently completed fiscal year or (b) the Net Revenue of which exceeds 10% of the Net Revenue of the Company and its consolidated Subsidiaries as of the end of the most recently completed fiscal year, provided that (i) any Subsidiary that directly or indirectly owns a Material Subsidiary shall itself be a Material Subsidiary and (ii) in the event Subsidiaries that would otherwise not be Material Subsidiaries shall in the aggregate account for a percentage in excess of 15% of the Total Assets or 15% of the Net Revenue of the Company and its consolidated Subsidiaries as of the end of the most recently completed fiscal year, then one or more of such Subsidiaries designated by the Company (or, if the Company shall make no designation, one or more of such Subsidiaries in descending order based on their respective contributions to such determination of Total Assets), shall be included as Material Subsidiaries to the extent necessary to eliminate such excess.

“Maturity Date” means May 6, 2029, subject to the extension thereof pursuant to Section 2.20 (or, if such day is not a Business Day, the next succeeding Business Day); provided, however, that the Maturity Date for any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.20 shall be the Maturity Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

“Maximum Rate” has the meaning assigned to such term in Section 10.13.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation.

“Multicurrency Borrowing” means a Borrowing comprised of Multicurrency Loans.

“Multicurrency Loan” means a Revolving Loan denominated in Yen or in a Designated Currency.

“Multicurrency Lender” means any Lender of a Multicurrency Loan.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Revenue” means, with respect to any Person for any period, the net revenue of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

“Non-Agreeing Lender” has the meaning assigned to such term in Section 10.02(d).

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.20(b).

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form approved by the Administrative Agent and the Company.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means the obligations of each of the Borrowing Subsidiaries under this Agreement and the Borrowing Subsidiary Agreements with respect to the payment of (i) the principal of and interest on the Loans to each such Borrowing Subsidiary when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all LC Exposure and (iii) all other monetary obligations of each of the Borrowing Subsidiaries hereunder and thereunder.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, except any Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18 or 10.02(d)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Eligible Currency, an overnight rate determined by the Administrative Agent or the relevant Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning assigned to such term in Section 10.04(c).

“Participant Register” has the meaning assigned to such term in Section 10.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” means the USA PATRIOT Act of 2001 (31 U.S.C. 5318 et seq.).

“Payment” has the meaning assigned to such term in Section 8.04.

“Payment Notice” has the meaning assigned to such term in Section 8.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments and other governmental charges that are not yet delinquent or are being contested in compliance with Section 5.04 and liens for unpaid utility charges;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days (or if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens) or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public statutory or regulatory obligations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(f) licenses, sublicenses, leases, or subleases granted to other Persons not materially interfering with the conduct of the business of the Company or any of its Subsidiaries;

(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness; and

(h) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by any Borrower in the ordinary course of business.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pounds Sterling” or “₤” means the lawful money of the United Kingdom.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (ii) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time two (2) TARGET Days preceding the date of such setting, (iii) if such Benchmark is the TIBO Rate, 11:00 a.m. Japan time two (2) Business Days preceding the date of such setting, (iv) if the RFR for such Benchmark is SONIA, then four (4) Business Days prior to such setting, (v) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four (4) Business Days prior to such setting or (vi) if such Benchmark is none of the Term SOFR Rate, Daily Simple SOFR, the EURIBO Rate, the TIBO Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Yen, the Bank of Japan, or a committee officially endorsed or convened by the Bank of Japan or, in each case, any successor thereto and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Jurisdiction” means (i) in the case of any Loan to the Company or any Domestic Borrowing Subsidiary, the United States of America, and (ii) in the case of any Loan to any Foreign Borrowing Subsidiary, the jurisdiction imposing (or having the power to impose) withholding tax on payments by such Foreign Borrowing Subsidiary under this Agreement.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBO Rate or (iv) with respect to any RFR Borrowing denominated in Pounds Sterling or Dollars, the applicable Daily Simple RFR, in each case, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Screen Rate or (iii) with respect to any Term Benchmark Borrowing denominated in Yen, the TIBO Screen Rate, as applicable.

“Required Lenders” means, subject to Section 2.21, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

“Reset Date” has the meaning assigned to such term in Section 1.05(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the president, a Financial Officer or other executive officer of the Company.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans (or the Dollar Equivalent thereof, in the case of Multicurrency Loans) and its LC Exposure at such time.

“Revolving Designated Currency Borrowing” means a Borrowing comprised of Revolving Designated Currency Loans.

“Revolving Designated Currency Loans” means the Loans made pursuant to Section 2.01(b) that are denominated in Designated Currencies.

“Revolving Dollar Borrowing” means a Borrowing comprised of Revolving Dollar Loans.

“Revolving Dollar Loans” means Loans denominated in Dollars and made pursuant to Section 2.01(a). Each Revolving Dollar Loan shall be a Term Benchmark Loan, an ABR Loan or an RFR Loan.

“Revolving Loans” means Revolving Dollar Loans, Revolving Yen Loans and Revolving Designated Currency Loans.

“Revolving Yen Borrowing” means a Borrowing comprised of Revolving Yen Loans.

“Revolving Yen Loans” means the Loans made pursuant to Section 2.01(c) that are denominated in Yen.

“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA and (b) Dollars, (solely following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate) Daily Simple SOFR, and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the applicable Adjusted Daily Simple RFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning assigned to such term in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by OFAC, the U.S. Department of State, the U.S. Department of Commerce or by the United Nations Security Council, the European Union, any relevant and applicable European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

“Sanctions” means all economic or financial sanctions, trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any relevant and applicable European Union member state, His Majesty’s Treasury of the United Kingdom or any other Governmental Authority with jurisdiction over any party to this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SPC” has the meaning assigned to such term in Section 10.04(e).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate, or Adjusted TIBO Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D of the Board. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Successor Corporation” has the meaning assigned to such term in Section 6.02(c).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, assessments, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“TIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Yen and for any Interest Period, the TIBO Screen Rate two (2) Business Days prior to the commencement of such Interest Period.

“TIBO Screen Rate” means the Tokyo interbank offered rate administered by the Ippan Shadan Hojin JBA TIBO Administration (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on page DTIBOR01 of the Reuters screen (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as selected by the Administrative Agent from time to time in its reasonable discretion) as published at approximately 1:00 p.m., Japan time, on such date of determination.

“Total Assets” means, at any date as to any Person, the total assets of such Person and its consolidated subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Total Debt” means, at any date all indebtedness of the Company and its consolidated Subsidiaries at such date to the extent such items should be reflected on the consolidated balance sheet of the Company (excluding any such items which appear only in the notes to such consolidated balance sheet) at such date in accordance with GAAP; provided that (a) obligations in respect of performance, surety, litigation or similar bonds which are not themselves guarantees of indebtedness shall not constitute indebtedness, and (b) there shall be excluded from Total Debt the amount of any indebtedness of the Company or any of its Subsidiaries incurred pursuant to any issuance of securities to the extent that the proceeds thereof are (i) intended by the Company or such Subsidiary to be used to finance one or more acquisitions permitted by this Agreement and (ii) either (x) held by the Borrower or one of its Subsidiaries in an escrow account (or other segregated account which is reasonably acceptable to the Administrative Agent) pending such application (or pending the redemption of such securities, in the event that any such acquisition is not consummated), until such time as such proceeds are released from such escrow account (or such other segregated account) or (y) such indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits or requires such indebtedness to be redeemed or prepaid if such acquisition is not consummated by the date specified in the definitive documentation relating to such indebtedness (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated in accordance with its terms prior to the consummation of such acquisition or such acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such indebtedness, such indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Total Debt to EBITDA Ratio” means, at any time, the ratio of (a) Total Debt (net of unrestricted and unencumbered cash and cash equivalents maintained by the Company and its Subsidiaries in an aggregate amount not to exceed $100,000,000) at such time to (b) EBITDA for the most recent period of four consecutive fiscal quarters of the Company ended at or prior to such time. Solely for purposes of this definition, (i) if the Company or any of its consolidated Subsidiaries shall have completed an acquisition of all or a substantial part of the assets, or a going concern business or division, of any Person, or (ii) if the Company or any of its consolidated Subsidiaries shall have merged with any Person during such period or (iii) the Company or any of its consolidated Subsidiaries shall have disposed of all or a substantial part of its assets or a going concern business or division, in each case, EBITDA for the relevant period shall be determined on a pro forma basis as if such acquisition, disposition or merger, and the incurrence of any related Indebtedness, had occurred on the first day of such period.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the Borrowing Subsidiary Agreements, the borrowing of Loans, the use of the proceeds thereof described in Section 3.13 and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted TIBO Rate, the Alternate Base Rate or the Adjusted Daily Simple RFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.19.

“Yen” or “¥” refers to the lawful money of Japan.

“Yen Subcommitment” means, with respect to each Yen Lender, the commitment of such Yen Lender to make Revolving Yen Loans, expressed as an amount representing the maximum aggregate Dollar Equivalent of the principal amount of such Yen Lender’s outstanding Revolving Yen Loans that may be outstanding after giving effect to any such Revolving Yen Loan, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Yen Lender pursuant to Section 10.04. The initial amount of each Yen Lender’s Yen Subcommitment is set forth on Schedule 2.01(c) or in the Assignment and Assumption pursuant to which such Yen Lender shall have assumed its Yen Subcommitment, as applicable.

“Yen Lenders” means the Persons listed on Schedule 2.01(c) and any other Person that shall become a Yen Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a Yen Lender pursuant to an Assignment and Assumption.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards

Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

Section 1.05. Exchange Rates.

(a) The Administrative Agent will determine the Dollar Equivalent of:

(i) any Loan denominated in an Eligible Currency, on each of the following: (1) the date of the Borrowing of such Loan and (2)(A) with respect to any Term Benchmark Loan, each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month),

(ii) any Letter of Credit denominated in an Eligible Currency, on each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, and

(iii) any Credit Event, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (i), (ii) and (iii) is herein described as a “Reset Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

(b) The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Dollar Amount of Term Benchmark Borrowings, RFR Borrowings or Letters of Credit denominated in Eligible Currencies. Such Dollar Amount shall become effective as of such Computation Date and shall be the Dollar Amount of such amounts until the next Computation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the applicable Issuing Bank, as applicable.

Section 1.06. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Eligible Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE 2

THE CREDITS

Section 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, agrees to make Revolving Loans, denominated in Dollars, to any Borrower from time to time during the Availability Period applicable to such Lender for the Facility Commitments in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Facility Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the total Facility Commitments.

(b) Subject to the terms and conditions set forth herein, each Designated Currency Lender agrees to make Revolving Loans denominated in any Designated Currency to any Borrower from time to time during the Availability Period applicable to such Lender for the Designated Currency Subcommitments in an aggregate principal amount that, after giving effect to any requested Loan, will not result in (i) the aggregate amount of the Dollar Equivalents of the principal amounts of the Revolving Designated Currency Loans of any Designated Currency Lender exceeding such Lender’s Designated Currency Subcommitment, (ii) the aggregate amount of the Dollar Equivalents of the principal amounts of all outstanding Revolving Designated Currency Loans and Revolving Yen Loans exceeding the Eligible Currency Sublimit, (iii) any Lender’s Revolving Credit Exposure exceeding such Lender’s Facility Commitment or (iv) the sum of the total Revolving Credit Exposures exceeding the total Facility Commitments.

(c) Subject to the terms and conditions set forth herein, each Yen Lender agrees to make Revolving Loans denominated in Yen to any Borrower from time to time during the Availability Period applicable to such Lender for the Yen Subcommitments in an aggregate principal amount that, after giving effect to any requested Loan, will not result in (i) the Dollar Equivalent of the aggregate principal amount of the Revolving Yen Loans of any Yen Lender exceeding such Lender’s Yen Subcommitment, (ii) the aggregate amount of the Dollar Equivalents of the principal amounts of all outstanding Revolving Designated Currency Loans and Revolving Yen Loans exceeding the Eligible Currency Sublimit, (iii) any Lender’s Revolving Credit Exposure exceeding such Lender’s Facility Commitment or (iv) the sum of the total Revolving Credit Exposures exceeding the total Facility Commitments.

(d) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

Section 2.02. Loans and Borrowings. (a) Each Revolving Dollar Loan shall be made as part of a Borrowing consisting of Revolving Loans denominated in Dollars and made by the Lenders ratably in accordance with their respective Available Facility Commitments. Each Revolving Designated Currency Loan shall be made as part of a Borrowing consisting of Revolving Loans denominated in the same Designated Currency made by the Designated Currency Lenders ratably in accordance with their respective Designated Currency Subcommitments. Each Revolving Yen Loan shall be made as part of a Borrowing consisting of Revolving Loans denominated in Yen and made by the Yen Lenders ratably in accordance with their respective Yen Subcommitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, (i) each Revolving Dollar Borrowing shall be comprised in the case of Borrowings in Dollars, entirely of ABR Loans or Term Benchmark Loans as the applicable Borrower may request in accordance herewith, (ii) each Revolving Designated Currency Borrowing denominated in Euro shall be comprised entirely of Term Benchmark Loans, (iii) each Revolving Yen Borrowing shall be comprised entirely of Term Benchmark Loans and (iv) each Revolving Designated Currency Borrowing denominated in Pounds Sterling shall be comprised entirety of RFR Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to such Lender); provided that (i) any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) unless any Borrower shall request that an Affiliate of a Lender make a Loan, a Lender may not recover for any increased costs under Section 2.14 or 2.16 incurred solely as a result of an Affiliate of such Lender, rather than such Lender, making a Loan, if, without economic disadvantage to, and consistent with the policies and practices of, such Lender, such Loan could have been made in a manner that would have avoided such increased costs under Section 2.14 or 2.16.

(c) At the commencement of each Interest Period for any Borrowing, such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple equal to the Borrowing Multiple; provided that (i) a Term Benchmark Revolving Borrowing that is a Multicurrency Borrowing may be continued into a new Interest Period pursuant to Section 2.07 without regard to the foregoing and (ii) an ABR Revolving Dollar Borrowing may be in an aggregate amount that is equal to the aggregate Available Facility Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty (but no more than ten in any one currency) Term Benchmark Revolving Borrowings or RFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request in a form reasonably approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) (a) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the same day as the proposed Borrowing, (c) in the case of a Revolving Designated Currency Borrowing denominated in Euro, not later than 4:00 p.m., London time, three Business Days before the date of the proposed Borrowing, (d) in the case of a Revolving Yen Borrowing, not later than 4:00 p.m., London time, four Business Days before the date of the proposed Borrowing and (e) in the case of an RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall be signed by a Responsible Officer of the Borrower; provided that, if such Borrowing Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing and the currency of such Borrowing, which shall be Dollars, Yen or a Designated Currency;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing;

(iv) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

(vi) in the case of a Borrowing in Yen or a Designated Currency, the location from which payments of the principal and interest on such Borrowing will be made, which will comply with the requirements of Section 2.17.

If no election as to the Type of Revolving Dollar Borrowing is specified, then the requested Revolving Dollar Borrowing shall be an ABR Borrowing. If no currency is specified with respect to any requested Term Benchmark Revolving Borrowing, then the relevant Borrower shall be deemed to have selected Dollars. If no Interest Period is specified with respect to any requested Term Benchmark Revolving

Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding the foregoing, in no event shall any Borrower be permitted to request pursuant to this Section 2.03, a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate, the Japanese Prime Rate and Daily Simple SOFR shall only apply to the extent provided in Sections 2.07(e) (solely with respect to the Central Bank Rate and the Japanese Prime Rate), 2.13(a) and 2.13(f), as applicable.

Section 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit denominated in Agreed Currencies for its own account (or the account of any Subsidiary), in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, amend or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or request that such Issuing Bank refrain from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, the issuance, amendment or extension of letters of credit generally or such Letter of Credit in particular or any such order, judgment or decree, or law shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it, (ii) the issuance, amendment or extension of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, including an Approved Borrower Portal (if applicable), if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension, but in any event no less than three (3) Business Days) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by the relevant Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) subject to Sections 1.05 and 2.10(b) and (c), the Dollar Equivalent of the LC Exposure shall not exceed $50,000,000, (ii) subject to Sections 1.05 and 2.10(b) and (c), the sum of the Dollar Equivalent of the total Revolving Credit Exposures shall not exceed the total

Facility Commitments, (iii) subject to Sections 1.05 and 2.10(b) and (c), the Dollar Equivalent of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Eligible Currencies, shall not exceed the Eligible Currency Sublimit and (iv) subject to Sections 1.05 and 2.10(b) and (c), the Dollar Equivalent of the aggregate face amount of all Letters of Credit issued and then outstanding by any Issuing Bank shall not exceed such Issuing Bank’s Applicable LC Sublimit.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the relevant Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the applicable Borrower and the relevant Issuing Bank pursuant to which the expiration date of such Letter of Credit (an “Auto Extension Letter of Credit”) shall automatically be extended for consecutive periods of up to twelve (12) months (but not to a date later than the date set forth in clause (ii) above). Unless otherwise directed by the relevant Issuing Bank, the applicable Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date set forth in clause (ii) above.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the relevant Issuing Bank or the Lenders, the relevant Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate Dollar Equivalent available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the relevant Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the Dollar Equivalent of $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) to the extent such LC Disbursement was made in Dollars, an ABR Revolving Borrowing, a Term Benchmark Revolving Borrowing in Dollars in an amount equal to such LC Disbursement or (ii) to the extent that such LC Disbursement was made in an Eligible Currency, a Term Benchmark Revolving Borrowing or an RFR Revolving Borrowing in such Eligible Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Term Benchmark Revolving Borrowing or RFR Revolving Borrowing, as applicable. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. Each applicable Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the relevant Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder, or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Eligible Currency to the Company or any Subsidiary or in the relevant currency markets generally. Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by such Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that any Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in an Eligible Currency, at the Overnight Rate for such Eligible Currency plus the then effective Applicable Rate with respect to Term Benchmark Revolving Loans); provided that, if any Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement and Resignation of Issuing Bank. (A) Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(B) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, the resigning Issuing Bank shall be replaced in accordance with Section 2.04(i)(A) above.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Equivalent of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Eligible Currency Letters of Credit or LC Disbursements in an Eligible Currency that any Borrower is not late in reimbursing shall be deposited in the applicable Eligible Currencies in the actual amounts of such undrawn Letters of Credit and LC

Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article 7. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.10(b) and (c). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers hereunder. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers hereunder. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived. If the Company is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Company as and to the extent that, after giving effect to such return, the aggregate Revolving Credit Exposures would not exceed the aggregate Commitments and no Default shall have occurred and be continuing.

(k) Issuing Bank Reports. Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week (or such other period as is mutually agreed upon by such Issuing Bank and the Administrative Agent), the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount and currency of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), (iii) on each Business Day on which such Issuing Bank pays any amount in respect of one or more drawings under Letters of Credit, the date of such payment(s) and the amount and currency of such payment(s), (iv) on any Business Day on which any Borrower fails to reimburse any amount required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such payment in respect of Letters of Credit and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

Section 2.05. [Intentionally Omitted].

Section 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds by (i) 12:00 noon, New York City time, in case of a Loan denominated in Dollars, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, (ii) 11:00 a.m., London time, in the case of a Revolving Designated Currency Loan, at the Administrative Agent’s Eligible Currency Payment Office for such currency or (iii) 11:00 a.m., Tokyo time, in the case of a Revolving Yen Loan, at the Administrative Agent’s Eligible Currency Payment Office for Yen. The Administrative Agent will make such Loans available to the relevant Borrower (i) in case of a Loan denominated in Dollars, promptly (but in no event later than 1:00 p.m., New York City time), by crediting the amounts so received by 12:00 noon, New York City time, in like funds, to an account of the Company maintained with the Administrative Agent in New York City, (ii) in the case of Revolving Designated Currency Loans, promptly (but in no event later than 3:00 p.m., London time), by crediting the amounts so received by 11:00 a.m., London time, in like funds, to an account of the Company maintained with the Administrative Agent in London, (iii) in the case of Revolving Yen Loans, promptly (but in no event later than 3:00 p.m., Tokyo time), by crediting the amounts so received by 11:00 a.m., Tokyo time, in like funds, to an account of the Company maintained with the Administrative Agent in London (in each case as designated by such Borrower in the applicable Borrowing Request (and, if the applicable Borrower is a Borrowing Subsidiary, the Company shall make such funds available to such Borrowing Subsidiary)), or (iv) to such other account as may be specified in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the relevant Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the applicable Overnight Rate and the rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans in the case of Borrowings in Dollars, or in the case of Borrowings in Eligible Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Administrative Agent shall return to such Borrower any amount (including interest) paid by such Borrower to the Administrative Agent pursuant to this paragraph with respect to such amount. If the relevant Borrower shall repay to the Administrative Agent such corresponding amount, such repayment shall not limit any claim that the relevant Borrower may have against the Lender that failed to make such amount available.

Section 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing or (ii) convert any Multicurrency Borrowing to an ABR Borrowing.

(b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by irrevocable written notice via an Interest Election Request in a form reasonably approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) by the time and at the office at which a Borrowing Request would be required to be delivered under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election

Request shall be signed by a Responsible Officer of such Borrower or the Company; provided that if such Interest Election Request is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower, the Eligible Currency and principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Notwithstanding the foregoing, in no event shall any Borrower be permitted to request pursuant to this Section 2.07(c), a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate, the Japanese Prime Rate and Daily Simple SOFR shall only apply to the extent provided in Sections 2.07(e) (solely with respect to the Central Bank Rate and the Japanese Prime Rate), 2.13(a) and 2.13(f), as applicable.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to be automatically continued with an Interest Period of one month. If the relevant Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing denominated in an Eligible Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, such Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Eligible Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the

Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, (x) (A) each Term Benchmark Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each RFR Borrowing denominated in Dollars shall be converted to an ABR Borrowing immediately and (y) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in an Eligible Currency shall bear interest at the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Eligible Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Eligible Currency) at the end of the applicable Interest Period or on the next applicable Interest Payment Date, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period or on the next applicable Interest Payment Date, as applicable, in full; provided that if no election is made by the relevant Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, such Borrower shall be deemed to have elected clause (A) above.

Section 2.08. Termination, Reduction and Increase of Commitments. (a) Unless previously terminated, the Facility Commitments, the Designated Currency Subcommitments and the Yen Subcommitments shall each terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Facility Commitments, the Designated Currency Subcommitments or the Yen Subcommitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce (A) the Facility Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Facility Commitments, (B) the Designated Currency Subcommitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the aggregate principal amount of the outstanding Revolving Designated Currency Loans would exceed the total Designated Currency Subcommitments, or (C) the Yen Subcommitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the aggregate principal amount of the outstanding Revolving Yen Loans would exceed the total Yen Subcommitments.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Facility Commitments, the Designated Currency Subcommitments or the Yen Subcommitments under paragraph (b) of this Section at least one Business Day (or, to the extent a concurrent prepayment of Loans is required in accordance with Section 2.10, upon the minimum advance notice required in connection with such prepayment under such Section) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Facility Commitments, the Designated Currency Subcommitments or the Yen Subcommitments delivered by the Company may state that such notice is conditioned upon the effectiveness of one or more events, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Facility Commitments, the Designated Currency Subcommitments or the Yen Subcommitments shall be permanent. Each reduction of the Facility Commitments, the Designated Currency Subcommitments or the Yen Subcommitments shall be made ratably among the Lenders, the Designated Currency Lenders or the Yen Lenders, as the case may be, in accordance with their respective Facility Commitments, Designated Currency Subcommitments or Yen Subcommitments, as applicable.

(d) The Company may from time to time elect to increase the Facility Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $50,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $500,000,000. The Company may arrange for any such increase or Incremental Term Loan to be provided by one or more existing Lenders (each such existing Lender, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), to increase their existing Facility Commitments, or to participate in such Incremental Term Loans, or extend Facility Commitments, as the case may be; provided that (i) each Augmenting Lender shall be subject to the approval of the Company and the Administrative Agent and (ii) (x) in the case of an Increasing Lender, the Company, the Administrative Agent and such Increasing Lender execute an agreement substantially in the form of Exhibit E hereto, and (y) in the case of an Augmenting Lender, the Company, the Administrative Agent and such Augmenting Lender execute an agreement substantially in the form of Exhibit F hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Facility Commitments or Incremental Term Loan pursuant to this Section 2.08(d). Increases and new Facility Commitments and Incremental Term Loans created pursuant to this Section 2.08(d) shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Facility Commitments (or in the Facility Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) (including the representations and warranties set forth in Section 3.04(b)) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a pro forma basis) with the covenant contained in Section 6.05 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Facility Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Facility Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company, on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.15 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans and may include amortization and mandatory prepayment provisions. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the Borrowing Subsidiary Agreements, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the Borrowing Subsidiary Agreements as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.08(d). Nothing contained in this Section 2.08(d) shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Facility Commitment hereunder, or provide Incremental Term Loans, at any time. Upon the effectiveness of any increase in Facility Commitments pursuant to this Section 2.08(d), Schedule 2.01(a) hereto shall be automatically amended to reflect such increase. It is understood that any increase in the amount of the Facility Commitments pursuant to this Section 2.08(d) shall not constitute an amendment or modification of this Agreement pursuant to Section 10.02.

Section 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Borrower on the Maturity Date applicable to such Lender.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type (and, in the case of a Multicurrency Loan, the currency) thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s ratable share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a Note. In such event, each Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes in such form payable to the payee named therein (or, if such Note is a registered Note, to such payee and its registered assigns).

Section 2.10. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b) If, on the last day of any Interest Period for any Borrowing, the sum of the total Revolving Credit Exposures exceeds the total Facility Commitments, the relevant Borrower shall, on such day, prepay Revolving Loans or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.04(j), as applicable, in an amount equal to the lesser of (i) such excess and (ii) the amount of such Borrowing. If, on any Reset Date, the sum of the total Revolving Credit Exposures exceeds 105% of the total Facility Commitments, then the Borrowers shall, on the next Reset Date, prepay one or more Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.04(j), as applicable, in an aggregate principal amount equal to the excess, if any, of the sum of the total Revolving Credit Exposures as of such next Reset Date over the total Facility Commitments.

(c) If, on the last day of any Interest Period for any Multicurrency Borrowing, the Dollar Equivalent of the aggregate principal amount of outstanding Multicurrency Loans exceeds the Eligible Currency Sublimit, the relevant Borrower shall, on such day, prepay such Multicurrency Borrowing or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.04(j), as applicable, in an amount equal to the lesser of (i) such excess and (ii) the amount of such Borrowing. If, on any Reset Date, the Dollar Equivalent of the aggregate principal amount of outstanding Multicurrency Loans exceed 105% of the Eligible Currency Sublimit, then the Borrowers shall, on the next Reset Date, prepay one or more Multicurrency Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.04(j), as applicable, in an aggregate principal amount equal to the excess, if any, of the Dollar Equivalent of the aggregate principal amount of outstanding Multicurrency Loans (as of such next Reset Date) over the Eligible Currency Sublimit.

(d) The relevant Borrower, or the Company on behalf of the relevant Borrower, shall notify the Administrative Agent by written notice of any prepayment hereunder by telecopy or electronic communication, including an Approved Borrower Portal (if applicable), if arrangements for doing so have been approved by the Administrative Agent (i) in the case of prepayment of a Term Benchmark Revolving Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Term Benchmark Borrowing denominated in any Designated Currency or a Term Benchmark Borrowing denominated in Yen, not later than 10:00 a.m., London time, three Business Days before the date of prepayment, (iii) in the case of prepayment of an RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of prepayment, or (iv) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a notice of prepayment may state that such notice is conditioned upon the effectiveness of one or more events, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02 (other than any partial prepayment made concurrently with a reduction of the commitments permitted by Section 2.08(b), which may be in the amount necessary to comply with the condition to such reduction set forth in such Section). Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and break funding payments pursuant to Section 2.15.

Section 2.11. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender for such time as such Lender is a Defaulting Lender), a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Facility Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Facility Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Facility Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Facility Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Facility fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the date on which the Facility Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Facility Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Facility Commitments terminate).

(b) The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the relevant Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in an Eligible Currency shall be paid in Dollars in the Dollar Equivalent thereof.

(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

(e) Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in an Eligible Currency shall be paid in such Eligible Currency.

Section 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at a rate per annum equal to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period for the Facility Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Term Benchmark Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Facility Commitments.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling, the Japanese Prime Rate (if applicable) or the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBO Rate, EURIBO Rate, Adjusted TIBO Rate, TIBO Rate, Adjusted Daily Simple RFR, Daily Simple RFR, Central Bank Rate or Japanese Prime Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.13. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.13, if:

(i) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted TIBO Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give written notice thereof to the applicable Borrower and the Lenders by telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.13(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing and (B) for Loans denominated in an Eligible Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the applicable Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.13(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.13(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan and (B) for Loans denominated in an Eligible Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Eligible Currency plus the CBR Spread; provided that, if the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Eligible Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Eligible Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Eligible Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Eligible Currency plus the CBR

Spread; provided that, if the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Eligible Currency cannot be determined, any outstanding affected RFR Loans denominated in any Eligible Currency, at the applicable Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Eligible Currency) immediately or (B) be prepaid in full immediately by such Borrower.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent, in consultation with the Company, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, the EURIBO Rate or the TIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower (or the Company on such Borrower’s behalf) may revoke any request for (i) a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for a Term Benchmark Borrowing or RFR Borrowing, as applicable, denominated in Dollars into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any request relating to a Term Benchmark Borrowing or RFR Borrowing denominated in an Eligible Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ARB Loan and (B) for Loans denominated in an Eligible Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Eligible Currency plus the CBR Spread; provided that, if the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error)that the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Eligible Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Eligible Currency shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by such Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Eligible Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Eligible Currency plus the CBR Spread; provided that, if the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate (or in the case of Yen, the Japanese Prime Rate) for the applicable Eligible Currency cannot be determined, any outstanding affected RFR Loans denominated in any Eligible Currency, at the applicable Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Eligible Currency) immediately or (B) be prepaid in full immediately by such Borrower.

Section 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted EURIBO Rate or the Adjusted TIBO Rate, as applicable) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject the Administrative Agent, any Issuing Bank or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes (including any change in the rate of Excluded Taxes) and (C) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent, such Issuing Bank or such Lender of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Administrative Agent, such Issuing Bank or such Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Administrative Agent, such Issuing Bank or such Lender in respect thereof hereunder (whether of principal, interest or otherwise), then the Company will pay to the Administrative Agent, such Issuing Bank or such Lender such additional amount or amounts as will compensate the Administrative Agent, such Issuing Bank or such Lender for such additional costs incurred or reduction suffered as reasonably determined by the Administrative Agent, such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent, such Lender or such Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.14, after consideration of such factors as the Administrative Agent, such Lender or such Issuing Bank, as applicable, then reasonably determines to be relevant).

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender, the Administrative Agent or an Issuing Bank setting forth, in reasonable detail, the basis and calculation of the amount or amounts necessary to compensate such Lender, the Administrative Agent or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section shall be delivered to the Company and shall be presumed correct absent manifest error. The Company shall pay such Lender, the Administrative Agent or such Issuing Bank the amount due under this Section within 10 days after receipt of the relevant certificate.

(d) Failure or delay on the part of any Lender, the Administrative Agent or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, the Administrative Agent’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender, the Administrative Agent or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender, the Administrative Agent or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s, the Administrative Agent’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15. Break Funding Payments. With respect to Term Benchmark Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the conversion of any Multicurrency Loan to a Dollar denominated Loan pursuant to any Section of this Agreement, (iv) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(d) and is revoked in accordance herewith) or (v) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18 or Section 10.02(d), then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event (and in the case of any conversion of Multicurrency Loans to Dollar Loans, such loss, cost or expense shall also include any loss, cost or expense sustained by a Multicurrency Lender as a result of such conversion). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculation used by such Lender to determine such amount or amounts shall be delivered to the Company and shall be presumed correct absent manifest error. The Company shall pay such Lender the amount due under this Section within 10 days after receipt of the relevant certificate; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any amounts under this Section 2.15 incurred more than 180 days prior to the date that such Lender notifies the Company of such amount and of such Lender’s intention to claim compensation therefor.

Section 2.16. Taxes. (a) Any and all payments by or an account of any obligation of any Borrower hereunder (for purposes of this Section 2.16, including the Company in its capacity as guarantor) shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower or the Administrative Agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent reimburse it for the payment of any Other Taxes.

(c) The relevant Borrower shall indemnify the Administrative Agent and each Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section), and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender that is not a United States person as defined in section 7701(a)(30) of the Code shall, if legally able to do so, prior to the immediately following due date of any payment by any Borrower under this Agreement, deliver to the Company Internal Revenue Service Form W-8BEN or Form W-8BEN-E or Form W-8ECI, or, in the case of a Lender claiming exemption from U.S. federal withholding tax with respect to payments under this Agreement under section 871(h) or 881(c) of the Code relating to payments of “portfolio interest”, Form W-8BEN or Form W-8BEN-E and a statement substantially in the form of Exhibit G, and any other certificate or statement of exemption or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender claiming complete exemption or a reduced rate of United States federal withholding tax. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement pursuant to the law of a Relevant Jurisdiction, other than the United States of America, or under any treaty to which a Relevant Jurisdiction is a party shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f) If the Company determines in good faith that a reasonable basis exists for contesting an Indemnified Tax or Other Tax, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Company in challenging such Tax at the Company’s expense if requested by the Company. If any Lender or the Administrative Agent, as applicable, shall become aware that it is entitled to receive a refund in respect of Indemnified Taxes or Other Taxes pursuant to Section 2.16, it shall promptly notify the Company of the availability of such refund and shall, within 30 days after receipt of a request by the Company, apply for such refund if it is not otherwise disadvantageous to such Lender or the Administrative Agent. If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it has received a refund (whether by way of a direct payment or by offset) of any Indemnified Tax or Other Tax for which a payment has been made pursuant to Section 2.16 or realizes any credit or other tax benefit as a result of the payment of such Tax by any Borrower, which refund, credit or tax benefit in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is allocable to such payment made under Section 2.16, the amount of such refund, credit or tax benefit (together with any interest received from the applicable Governmental Authority thereon) shall be paid to such Borrower, net of all out of pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such

Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Borrower or any other Person.

(g) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).

(h) If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i) For purposes of this Section 2.16, the term “Lender” includes each Issuing Bank.

(j) Each party’s obligation under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination, satisfaction or discharge of all obligations under this Agreement.

Section 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.09, 2.11, 2.12, 2.14, 2.15 or 2.16) prior to 1:00 p.m., New York City time (in the case of payments with respect to Revolving Designated Currency Loans, prior to 11:00 a.m., London time, or in the case of payments with respect to Revolving Yen Loans, prior to 11:00 a.m., Tokyo time), in the city of the Administrative Agent’s Eligible Currency Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the case of amounts due in Dollars, to the Administrative Agent at its offices at 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603 and (ii) in the case of amounts due in any Eligible Currency, to the Administrative Agent, at the Administrative Agent’s Eligible Currency Payment Office for such currency, except that payments to be made directly to any Issuing Bank as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder (whether of principal, interest or otherwise) shall be made in the applicable currency specified elsewhere herein or, if no currency is specified, in Dollars, it being understood and agreed that any repayment (including any partial prepayment) of a Loan denominated in an Agreed Currency shall be made in such Agreed Currency. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Eligible Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Company or the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute (or cause the Administrative Agent to distribute) to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.06(b), 2.17(d) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, or if any Lender fails to approve any waiver or amendment to this Agreement which has been approved by the Required Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 and 2.16) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such customary documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.19. Borrowing Subsidiaries. On or after the Effective Date, the Company may designate any Eligible Subsidiary of the Company as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate such Borrowing Subsidiary’s right to make further Borrowings under this Agreement.

Section 2.20. Extension of Maturity Date. (a) At least 45 days but not more than 60 days prior to the first and/or second anniversary of the Effective Date, the Company, by written notice to the Administrative Agent, may request an extension of the Maturity Date in effect at such time by one year from its then scheduled expiration. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 20 days prior to such anniversary date, notify the Company and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Company in writing of its consent to any such request for extension of the Maturity Date at least 20 days prior to such anniversary date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Company not later than 15 days prior to such anniversary date of the decision of the Lenders regarding the Company’s request for an extension of the Maturity Date.

(b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, subject to the satisfaction of the conditions set forth in Section 4.02 (a) and (b), the Maturity Date in effect at such time shall, effective as at the applicable anniversary date (the “Extension Date”), be extended for one year. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the Maturity Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.20, be extended as to those Lenders that so consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). To the extent that the Maturity Date is not extended as to any Lender pursuant to this Section 2.20 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.20 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Maturity Date without any further notice or other action by the Company, such Lender or any other Person; provided that such Non-Consenting Lender’s rights under Sections 2.14, 2.15, 2.16 and 10.03 shall survive the Maturity Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the Maturity Date.

(c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.20, the Company may arrange for one or more Consenting Lenders or other assignees to assume, effective as of the Extension Date, any Non-Consenting Lender’s Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such assignee as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $5,000,000, in which case such assignee shall assume all of such lesser amount; and provided further that:

(i) any such Consenting Lender or assignee shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

(ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

(iii) with respect to any such assignee, the applicable processing and recordation fee required under Section 10.4 for such assignment shall have been paid;

provided further that such Non-Consenting Lender’s rights under Sections 2.14, 2.15, 2.16 and 10.03 shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Company and the Administrative Agent as to the increase in the amount of its Commitment and (B) each Non-Consenting Lender being replaced pursuant to this Section 2.20 shall have delivered to the Administrative Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or assignee, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Non-Consenting Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such customary documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.20) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Company, and, subject to the satisfaction of the conditions set forth in Section 4.02 (a) (including the representations and warranties set forth in Section 3.04(b)) and (b), the Maturity Date then in effect shall be extended for the additional one-year period as described in subsection (a) of this Section 2.20, and all references in this Agreement, and in the Notes, if any, to the “Maturity Date” shall, with respect to each Consenting Lender and each assignee for such Extension Date, refer to the Maturity Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders of the extension of the scheduled Maturity Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such assignee.

Section 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Facility Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c) the Facility Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided, that, except as otherwise provided in Section 10.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(d) If any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Facility Commitments, (B) each non-Defaulting Lender’s Revolving Credit Exposure does not exceed such non-Defaulting Lender’s Facility Commitment and (C) no Event of Default has occurred and is continuing;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent cash collateralize for the benefit of each relevant Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(j) for so long as such LC Exposure is outstanding;

(iii) if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the relevant Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Facility Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to such Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e) so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Facility Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.21(d), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the relevant Issuing Bank shall have entered into arrangements with the Company or such Lender, satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Facility Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lenders that:

Section 3.01. Organization; Powers. Each of the Company and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02. Authorization; Enforceability. The Transactions are within the Company’s (and, as applicable, each Borrowing Subsidiary’s) organizational powers and have been duly authorized by all necessary organizational and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, and each Borrowing Subsidiary Agreement with respect to any Borrowing Subsidiary (as to which a Borrowing Subsidiary Termination has not become effective) has been duly executed and delivered by the Company and such Borrowing Subsidiary and constitutes a legal, valid and binding obligation of the Borrowing Subsidiary thereunder, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and except for such consents, approvals, registrations, filings and other actions the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) will not violate (i) any applicable law or regulation, except, in the case of this clause (i), for such violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (ii) the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or (iii) any order of any Governmental Authority, except, in the case of this clause (iii), for such violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, except for such violations and defaults which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Material Subsidiaries.

Section 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet at December 31, 2023 and the related consolidated statements of operations, shareholders’ equity and cash flows for the fiscal year ended December 31, 2023, in each case reported on by KPMG LLP, independent public accountants. Such financial statements (including notes thereto) present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Since December 31, 2023, there has been no material adverse change in the business, assets, operations or financial condition, of the Company and its Subsidiaries, taken as a whole, except as publicly disclosed by the Company on or prior to March 31, 2024.

Section 3.05. Properties. (a) Each of the Company and its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the business of the Company and its Subsidiaries, taken as a whole, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. There are no Liens on any such property other than Liens permitted under Section 6.01.

(b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the business of the Company and its Subsidiaries taken as a whole, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any Borrowing Subsidiary Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 3.07. Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including any “margin” rules or regulations promulgated by the Board) and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08. Investment Company Status. Neither the Company nor any of its Material Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each of the Company and each of its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes due with respect thereto, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur prior to the Maturity Date that, when taken together with all other such ERISA Events for which the Company and any ERISA Affiliate has, or is reasonably expected to have, any liability, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

Section 3.11. Disclosure. None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any Borrowing Subsidiary Agreement or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole and when furnished, contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time so furnished (it being understood by the Administrative Agent and the Lenders that any such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company or its Subsidiaries, that no assurances can be given that such projections will be realized and that actual results may differ materially from such projections).

Section 3.12. Subsidiaries. Schedule 3.12 to the Disclosure Letter sets forth as of the date specified thereon a list of all Subsidiaries and the percentage ownership interest of the Company therein. As of the Effective Date, the shares of capital stock of such Subsidiaries will be fully paid and non-assessable and such shares and other ownership interests so indicated by Schedule 3.12 to the Disclosure Letter will be owned by the Company, directly or indirectly, free and clear of all Liens.

Section 3.13. Use of Proceeds. The proceeds of the Loans shall be applied by the Borrowers in accordance with the provisions of Section 5.08.

Section 3.14. Solvency. On the date of the first Borrowing hereunder and immediately after giving effect to such Borrowing, (a) the fair value of the assets of the Company and its Subsidiaries, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and its Subsidiaries, on a consolidated basis, do not intend to incur or do not believe they will incur debts and liabilities, subordinated, contingent or otherwise, beyond their ability to pay such debts and liabilities as they become absolute and matured; and (d) the Company and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

Section 3.15. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions in all material respects, and the Company, its Subsidiaries and their respective officers and to the knowledge of the Company its directors and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any agent of any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit or use of proceeds thereof will violate any Anti-Corruption Law or applicable Sanctions in any material respect.

Section 3.16. No Affected Financial Institution. No Borrower is an Affected Financial Institution.

ARTICLE 4

CONDITIONS

Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which, subject to Section 9.06, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Richard Steele, Esq., Senior Vice President and General Counsel of the Company, and (ii) Paul Hastings LLP, special New York counsel for the Company, and covering such matters relating to the Company, this Agreement or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chairman, the President, a Vice President or a Financial Officer of the Company, confirming that (i) the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the Effective Date and (ii) no Default has occurred or is continuing.

(e) The Administrative Agent shall have received all fees (including upfront fees for the account of the Lenders) and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least two (2) Business Days prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(f) The Administrative Agent shall have received evidence satisfactory to it that all commitments to extend credit under the Existing Credit Agreement shall have been terminated and all amounts outstanding or payable thereunder shall have been repaid in full.

(g) (i) The Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company at least ten (10) days prior to the Effective Date and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower, shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (g) shall be deemed to be satisfied).

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend or extend any Letter of Credit, is subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions:

(a) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties set forth in Sections 3.04(b) and 3.06(a)) and, in the case of a Borrowing by a Borrowing Subsidiary, the representations and warranties of such Borrowing Subsidiary in its Borrowing Subsidiary Agreement, shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing, or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and, if applicable, the relevant Borrowing Subsidiary on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Section 4.03. Each Borrowing Subsidiary Credit Event. The obligation of each Lender to make Loans hereunder to any Borrowing Subsidiary is subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions:

(a) The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of such Borrowing Subsidiary’s Borrowing Subsidiary Agreement or (ii) written evidence reasonably satisfactory to the Administrative Agent (which, subject to Section 9.06, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) that such party has signed a counterpart of such Borrowing Subsidiary Agreement.

(b) The Administrative Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary (which counsel shall be reasonably acceptable to the Administrative Agent), in form and substance reasonably acceptable to the Administrative Agent and covering such other matters relating to such Borrowing Subsidiary or its Borrowing Subsidiary Agreement as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions relating to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received any documentation and other information that is reasonably requested by the Administrative Agent or any of the Lenders (acting through the Administrative Agent) in connection with applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

ARTICLE 5

AFFIRMATIVE COVENANTS

Until the Commitments have expired or have been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or shall have been backstopped or cash collateralized pursuant to arrangements reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

Section 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent for distribution to the Lenders:

(a) within 70 days after the end of each fiscal year of the Company (or the number of days that is ten days more than such shorter period as may be required by the SEC), its audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case comparative figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit; provided that such report may contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, if such qualification or exception is related solely from the classification of the Loans hereunder as short-term indebtedness during the twelve-month period prior to the Maturity Date hereunder) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or the number of days that is five days more than such shorter period as may be required by the SEC), its consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and statements of cash flow for the then elapsed portion of the fiscal year, setting forth in each case comparative figures for the corresponding periods of the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.05 and (iii) stating whether any material change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 affecting the Company and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) [reserved];

(e) promptly after the same become publicly available, copies of all periodic and other material reports (other than reports relating to employee benefit matters or employment plans) and proxy statements filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be, and all material amendments to any of the foregoing;

(f) promptly after S&P or Fitch shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

(g) promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request, and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Information required to be delivered pursuant to clauses (a), (b) and (e) of this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual, quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on an Intralinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov; provided that, the Company shall be required to provide copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. The Company hereby acknowledges that the Administrative Agent and/or JPMorgan Chase Bank, N.A., in its capacity as an Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on the Approved Electronic Platform.

Section 5.02. Notices of Material Events. The Company will, upon knowledge thereof by a Financial Officer or other executive officer, furnish to the Administrative Agent for distribution to the Lenders prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its ERISA Affiliates in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall (i) shall contain a heading or a reference line that reads “Notice under Section 5.02 of the Moody’s Corporation Credit Agreement dated May 6, 2024 and (ii) be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Information required to be delivered pursuant to clause (b) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on an Intralinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

Section 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Company and its Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, Division, liquidation or dissolution permitted pursuant to Section 6.02.

Section 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including material Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided that any such insurance may be maintained through a program of self-insurance to the extent deemed prudent by the Company in its reasonable business judgment (which determination shall take into account the self-insurance practices customary among such companies, to the extent the Company has knowledge thereof without any investigation).

Section 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in accordance with GAAP (or, the case of a foreign Subsidiary, generally accepted accounting principles in the jurisdiction of organization of such foreign Subsidiary). The Company will, and will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent on its own initiative or at the request of the Required Lenders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, unless an Event of Default has occurred and is continuing, such visitation and inspection rights may only be exercised once per calendar year at the expense of the Company. Notwithstanding anything to the contrary in this Section 5.06, the Company will not be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by requirements of law or any contractual obligation (and not entered into in contemplation of this Agreement) with any Person that is not an Affiliate or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 5.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions in all material respects.

Section 5.08. Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes, including share repurchases and acquisition financings. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and the Company shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) for payments to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE 6

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (or shall have been backstopped or cash collateralized pursuant to arrangements reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

Section 6.01. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.01 to the Disclosure Letter and any modifications, renewals and extensions thereof and any Lien on such property or asset granted as a replacement or substitute therefor; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary other than improvements thereon or proceeds from the disposition of such asset and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount equal to any costs and expenses incurred in connection with such extension, renewal, refinancing or replacement);

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary or any Lien on any asset of any Person existing at the time such Person is merged into or consolidated with the Company or a Subsidiary and any modifications, renewals or extensions of such Lien on such property or asset; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary or such merger, as the case may be, (ii) such Lien shall not apply to any other property or asset of the Company or any Subsidiary other than improvements thereon or proceeds from the disposition of such asset and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary or the date of such merger, as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount equal to any costs and expenses incurred in connection with such extension, renewal, refinancing or replacement);

(d) any Lien on any asset (i) initially securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset or (ii) securing Indebtedness incurred to extend, renew, refinance or replace the Indebtedness then secured by such Lien, provided that (x) such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof or the completion of such construction and (y) the principal amount of Indebtedness secured by such Lien shall not be increased in connection with any extension, renewal, refinancing or replacement of such Indebtedness (other than by an amount equal to any costs and expenses incurred in connection with such extension, renewal, refinancing or replacement);

(e) any Lien arising in connection with the financing of accounts receivable by the Company or any of its Subsidiaries, provided that the uncollected amount of account receivables subject at any time to any such financing shall not exceed $250,000,000;

(f) any Lien on any property sold or transferred pursuant to a transaction permitted under Section 6.04;

(g) in the case of any joint venture, any put and call arrangements related to its equity interests set forth in its organizational documents or any related joint venture or similar agreement;

(h) Liens on assets arising in connection with the sale or transfer of such assets in a transaction permitted hereunder and customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(i) Liens on earned money deposits of cash or cash equivalents made in connection with any proposed acquisition or other investment not prohibited hereunder;

(j) any interest or title of a lessor under any lease or sublease entered into by the Company or any Subsidiary in the ordinary course of its business and other statutory and common law landlords’ liens under leases;

(k) any interest or title of a licensor under any license or sublicense entered into by the Company or any Subsidiary as a licensee or sublicensee (A) existing on the date hereof or (B) in the ordinary course of its business;

(l) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Company or any Subsidiary in the ordinary course of business;

(m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(n) any Lien in favor of the Company or any Subsidiary granted by the Company or any Subsidiary in order to secure any intercompany obligations;

(o) any Lien granted or arising in connection with any legal proceeding to the extent such proceeding has not resulted in an Event of Default under clause (k) of Article 7 or any Lien securing appeal or surety bonds related to such legal proceedings;

(p) Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums with respect thereto; and

(q) any Lien to secure Indebtedness and other obligations if, at any date, immediately after the incurrence thereof, the sum (without duplication) of all amounts secured by Liens which would not be permitted but for this clause (q) does not exceed 10% of Consolidated Net Worth.

Section 6.02. Fundamental Changes. (a) The Company will not (i) merge or consolidate with any other Person or (ii) permit any Designated Subsidiary to merge or consolidate with any other Person or consummate a Division as the Dividing Person, except that (1) the Company and any Designated Subsidiaries may merge into or consolidate with each other, (2) the Company may merge or consolidate with any other Person in accordance with subsection (c), (3) any Designated Subsidiary may merge or consolidate with any other Person so long as the surviving entity of such merger or consolidation is a Designated Subsidiary and (4) any Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time, or, with respect to assets not so held by one or more Subsidiaries, such Division, in the aggregate, would otherwise result in a disposition permitted by Section 6.02(b). The Company will not, and will not permit any Designated Subsidiary to, liquidate or dissolve.

(b) (i) The Company will not sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) all or substantially all of the assets of the Company and its consolidated Subsidiaries, taken as a whole, or all or substantially all of the stock or other equity interests of any Designated Subsidiary and (ii) the Company will not permit any Designated Subsidiary to sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of such Designated Subsidiary and its subsidiaries, taken as a whole, except (1) the Company and any Designated Subsidiaries may consummate any transaction described in clause (i) or (ii) with the Company or any other Designated Subsidiary and (2) the Company may consummate any transaction described in clause (i) in accordance with subsection (c) of this Section 6.02.

(c) The Company may consummate any of the transactions described in clauses (a)(i) and (b)(i) of this Section if (i) the surviving corporation in any such merger or consolidation or the Person which acquires all or substantially all of the assets of the Company and its consolidated Subsidiaries or all or substantially all of the capital stock or other equity interests of a Designated Subsidiary shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (the “Successor Corporation”) and shall expressly assume, pursuant to documentation in form reasonably satisfactory to the Administrative Agent, the due and punctual payment of the principal of and interest on the Loans and all other amounts payable under this Agreement and the payment and performance of every covenant hereof on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction, (x) the Company and its Subsidiaries are in compliance, on a pro-forma basis, with the covenant contained in Section 6.05 recomputed as of the last day of the most recently ended fiscal quarter of the Company, as if such transaction had occurred on the first day of each relevant period for testing such compliance and (y) the Company shall have delivered to the Administrative Agent, at least 10 Business Days prior to the consummation of any such transaction, a certificate of a Financial Officer of the Company certifying that the condition precedent set forth in clause (iii)(x) with respect to such transaction will be complied with and setting forth in reasonable detail the calculations required to demonstrate such compliance and the assumptions used by the Company to make such calculations.

(d) The Company will not permit any Borrowing Subsidiary to merge, consolidate, liquidate or dissolve unless, in addition to the conditions set forth in clause (a) of this Section (if applicable), the surviving entity, or the entity into which such Borrowing Subsidiary liquidates or dissolves, is a Borrower and assumes all Obligations of such Borrowing Subsidiary.

(e) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the Effective Date, businesses reasonably related or complementary thereto and businesses that are an extension thereof or otherwise similar, synergistic, incidental, or ancillary to any of the foregoing.

Section 6.03. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates involving aggregate payments or consideration in excess of $30,000,000, unless such transaction is (a) on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties (considering such transactions and all other related transactions as a whole), (b) approved by a majority of the disinterested members of the board of directors of the Company or (c) between or among the Company and its Subsidiaries. Notwithstanding the foregoing, the Company may do the following: (i) pay customary fees and indemnifications to directors of Company and its Subsidiaries; (ii) enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Company and its Subsidiaries in the ordinary course of business; (iii) enter into or make payments under leases or subleases of property in the ordinary course of business not materially interfering with the business of the Company and the Subsidiaries taken as a whole; and (iv) enter into any transaction with an Affiliate where the only consideration paid consists of Equity Interests (other than Disqualified Equity Interests) of the Company.

Section 6.04. Sale and Lease-Back Transactions. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any arrangement with any Person (other than a Subsidiary) whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for any such arrangement or arrangements with an aggregate sale price not exceeding at any time $100,000,000.

Section 6.05. Total Debt to EBITDA Ratio. The Total Debt to EBITDA Ratio will not exceed (i) 4.0 to 1.0 as of the end of any fiscal quarter or (ii) 4.5 to 1.0 as of the end of the first three consecutive fiscal quarters immediately following any acquisition with consideration in excess of $500,000,000 (any such period, an “Adjusted Covenant Period”); provided that, with respect to the immediately foregoing clause (ii), (A) the Company shall provide notice in writing to the Administrative Agent (for distribution to the Lenders) of such increase and a transaction description of such acquisition (including the name of the person or summary description of the assets being acquired and the approximate purchase price), (B) the Company is in compliance on a pro forma basis with the maximum Total Debt to EBITDA Ratio of 4.5 to 1.0 on the closing date of such acquisition immediately after giving effect (including giving effect on a pro forma basis) to such acquisition, (C) the Company may not elect a new Adjusted Covenant Period for at least two (2) fiscal quarters following the end of an Adjusted Covenant Period and (D) the maximum Total Debt to EBITDA Ratio permitted under this Section 6.05 shall revert to 4.0 to 1.0 as of the end of such Adjusted Covenant Period and thereafter until another Adjusted Covenant Period (if any) is elected pursuant to the terms and conditions described above.

ARTICLE 7

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement of such Borrower when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan of such Borrower or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable by such Borrower under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement, any Borrowing Subsidiary Agreement or any amendment or modification hereof or thereof, or in any certificate or other document furnished pursuant to or in connection with this Agreement, any Borrowing Subsidiary Agreement or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Company’s existence), 5.08 or in Article 6;

(e) the Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any Borrowing Subsidiary Agreement (other than those specified in clause (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Company;

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period applicable thereto);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness (so long as such Indebtedness is paid when due (or within any applicable grace period)) or (ii) any Indebtedness that is mandatorily prepayable prior to the scheduled maturity thereof with the proceeds of the issuance of capital stock, the incurrence of other Indebtedness or the sale or other disposition of any assets, so long as such Indebtedness is so prepaid in full with such proceeds when due (or within any applicable grace period) and such event shall not have otherwise resulted in an event of default with respect to such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Company or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (excluding any amount of such judgment as to which an Acceptable Insurer has acknowledged liability) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action, which shall not be effectively stayed, shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its ERISA Affiliates in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(m) the Company shall fail to observe or perform any covenant, condition or agreement contained in Article 9 or this Agreement shall not be (or shall be claimed by the Company or any Subsidiary not to be) valid or in full force and effect;

(n) a Change in Control shall occur; or

(o) (i) the Company shall have merged or consolidated with any Person or any Person shall have acquired all or substantially all of the assets of the Company and its consolidated Subsidiaries, taken as a whole, or all or substantially all of the capital stock or other equity interests of any Designated Subsidiary, (ii) either the Company or the Person with which it is merging or consolidating or the Person which is acquiring such assets or capital stock or other equity interests shall at the time of such merger or consolidation or acquisition have been rated by a rating agency and (iii) the Successor Corporation shall not have in effect a rating of at least Baa1 from Moody’s or BBB+ from S&P on the 90th day following the consummation of such merger or consolidation or acquisition, as the case may be;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may (with the consent of the Required Lenders), and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and (iii) require that the Company provide cash collateral as required in Section 2.04(j); and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable and the obligation of the Company to cash collateralize the LC Exposure as provided in the immediately foregoing clause (iii) shall (notwithstanding anything to the contrary in Section 2.04(j)) automatically become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in the case of any event with respect to any Borrowing Subsidiary described in clause (h) or (i) of this Article, (i) the eligibility of such Borrowing Subsidiary to borrow shall thereupon terminate and (ii) the Loans of such Borrowing Subsidiary shall become immediately due and payable, together with accrued interest thereon and all fees and other obligations thereunder of such Borrowing Subsidiary accrued thereunder, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrowing Subsidiary. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under this Agreement, any Borrowing Subsidiary Agreement or at law or equity.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Section 8.01. General.

(a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

(b) The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

(c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any Borrowing Subsidiary Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any Borrowing Subsidiary Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor (and, at any time when no Event of Default shall have occurred and is continuing, with the prior written consent of the Company). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent, in consultation with the Company, may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

(g) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrowers, or for the purposes of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(h) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(i) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(j) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder.

(k) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(l) No Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(m) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrowers.

Section 8.02. Posting of Communications.

(a) The Company agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on Intralinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Company hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-SYNDICATION AGENT, ANY CO-DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER, THE ISSUING BANKS OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or such Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, the Issuing Banks and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 8.03. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not to or for the benefit of the Company or any other Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents or any of their respective Affiliates, and not to or for the benefit of the Company or any other Borrower, that none of the Administrative Agent, or the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c) The Administrative Agent and each Arranger, Co-Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, commitment fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 8.04. Erroneous Payments.

(a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.04 shall be conclusive absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Company and each other Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligation under the Loan Documents owed by the Company or any other Borrower, except in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company or any other Borrower for the purpose of satisfying an obligation under the Loan Documents owed by the Company or any other Borrower.

(d) Each party’s obligations under this Section 8.04 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations of the Borrowers under any Loan Document.

Section 8.05. Borrower Communications.

(a) The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and each of the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and each of the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’ TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

(d) Each of the Lenders, each of the Issuing Banks and each of the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(e) Nothing herein shall prejudice the right of any Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE 9

GUARANTEE

In order to induce the Lenders to extend credit hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations. The Company further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of any Lender, any Issuing Bank or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any Borrowing Subsidiary Agreement or any other agreement; or (c) the failure of any Lender to exercise any right or remedy against any Borrowing Subsidiary.

The Company further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company or any other Borrower as a matter of law or equity. The Company hereby irrevocably waives any defenses it may now or hereafter acquire in any way relating to, any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Obligation.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Issuing Bank or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any applicable Lender, not consistent with the protection of its rights or interests, then, at the election of any applicable Lender, the Company shall make payment of such Obligation in Dollars (based upon the applicable exchange rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any Obligation, each Lender shall, in a reasonable manner, assign the amount of such Obligation owed to it and so paid to the Company, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Lender and without any representation or warranty by any Lender).

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Lenders.

None of the Co-Syndication Agents and the Co-Documentation Agents, in their capacities as such, shall have any duties or obligations of any kind under this Agreement.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by email or telecopy, as follows:

(i) if to any Borrower, to it in care of the Company, at 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention of Deepali Chawla (email: Deepali.Chawla@moodys.com), with a copy to Elizabeth McCarroll (email: Elizabeth.McCarroll@moodys.com);

(ii) if to the Administrative Agent, (A) if to the Administrative Agent from the Borrower, to JPMorgan Chase Bank, N.A. at the address, facsimile and email separately provided by the Administrative Agent to the Company for such purpose, and (B) if to the Administrative Agent from the Lenders, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603-2300, Attention of Johnny Michael (Telecopy No. (888) 499-5663; email jpm.agency.servicing.1@jpmorgan.com; johnny.michael@jpmorgan.com);

(iii) if to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank, to it at the address, facsimile and email separately provided by the Administrative Agent to the Company for such purpose; and

(iv) if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Borrowers, the Lenders, the Administrative Agent and the Issuing Banks hereunder may be delivered or furnished using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications (including in lieu of telecopy) pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of a Lender, by notice to the Company and the Administrative Agent).

(e) Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

Section 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.08(d) with respect to an increase in the Facility Commitments or an Incremental Term Loan Amendment, in Section 2.20 with respect to an extension of the Maturity Date or as provided in Section 2.13(b) and Section 2.13(c), neither this Agreement nor any Borrowing Subsidiary Agreement nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders (and, in the case of a Borrowing Subsidiary Agreement, the applicable Borrowing Subsidiary); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change the last sentence of Section 2.08(c) or change Section 2.17(b) or (c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.21(b) without the consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.08(d) to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date) or (vii) release the Company from, or limit or condition, its obligations under Article 9, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be (it being understood that any change to Section 2.21 shall require the consent of the Administrative Agent and the Issuing Banks). Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement with the Revolving Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Agreeing Lender”), then the Company may elect to replace a Non-Agreeing Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other obligations of the Borrowers hereunder due to the Non-Agreeing Lender pursuant to an Assignment and

Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Agreeing Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 10.04, (ii) each Borrower shall pay to such Non-Agreeing Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Agreeing Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Agreeing Lender under Sections 2.14 and 2.16, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.15 had the Loans of such Non-Agreeing Lender been prepaid on such date rather than sold to the replacement Lender and (iii) such Non-Agreeing Lender shall have received the outstanding principal amount of its Loans and participations in LC Disbursements. Each party hereto agrees that (a) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such customary documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(e) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any Borrowing Subsidiary Agreement to cure any ambiguity, omission, mistake, defect or inconsistency.

Section 10.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one primary counsel and one additional local counsel in each applicable jurisdiction for the Administrative Agent and additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses, in connection with the syndication and distribution (including via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement or any Borrowing Subsidiary Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of no more than one counsel for the Administrative Agent and one counsel for the Lenders (unless representation of the Lenders by the same counsel would be inappropriate due to actual or potential conflicts of interests among them, in which case the Lenders affected by the aforementioned actual or potential conflicts of interest shall have right to separate counsel, at the expense of the Company as provided herein) in connection with the enforcement or protection of its rights in connection with this Agreement or any Borrowing Subsidiary Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b) The Company shall indemnify the Administrative Agent, each Arranger, each Issuing Bank, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses, including the fees, charges and disbursements of one primary counsel for the Indemnitees (unless representation of the Indemnitees by the same counsel would be inappropriate due to actual or potential conflicts of interest among them, in which case Indemnitees affected by the aforementioned actual or potential conflicts of interest shall have right to separate counsel, at the expense of the Company as provided herein), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any Borrowing Subsidiary Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Company or any other Borrower or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the (x) bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or (y) a material breach by such Indemnitee of its express contractual obligations under the applicable Loan Documents or (B) relate to disputes solely among or between Indemnitees and not relating to any acts or omissions by the Company or any of its Subsidiaries (other than any proceeding against any Indemnitee solely in its capacity or in fulfilling its role as the Administrative Agent, an Issuing Bank, an Arranger, a lead arranger, bookrunner, agent or any similar role under this Agreement).

(c) Each Lender severally agrees to pay any amount required to be paid by the Company under paragraph (a), (b) or (c) of this Section 10.03 to the Administrative Agent, each Arranger, each Issuing Bank each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Agent-Related Person”) (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d) To the extent permitted by applicable law, (i) no Borrower shall assert, and each Borrower hereby waives, any claim against any of the Administrative Agent, each Arranger, each Issuing Bank, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called a “Lender-

Related Person”) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal) other than damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Lender-Related Person, and (ii) no Lender-Related Person nor any Borrower shall be liable on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Borrowing Subsidiary Agreement or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that nothing contained in this sentence shall limit the Company’s indemnity obligations to the extent set forth in Section 10.03(b).

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (including any Borrowing Subsidiaries) and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any Borrowing Subsidiary Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Company(provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Company shall be required for an assignment to a Lender or an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clauses (a), (b), (h), (i) or (j) of Article 7 has occurred and is continuing, any other assignee;

(B) the Administrative Agent; and

(C) each Issuing Bank; provided that no consent of any Issuing Bank shall be required if (x) an Event of Default occurs with respect to the Company under clauses (h) and (i) of Article 7 and (y) such Issuing Bank has no outstanding Letters of Credit at that time.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of any assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and increments of $1,000,000 in excess thereof unless each of the Company and the Administrative Agent otherwise consent; provided that no consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D) if an Event of Default has occurred and is continuing, the assigning Lender shall provide prior written notice to the Company of such assignment; provided that the failure of provide such notice shall not in any way affect the validity of such assignment;

(E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(F) no assignment shall be made to any Ineligible Institution.

For the purposes of this Section 10.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

(iii) Subject to acceptance and recording pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and

Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 10.03). Notwithstanding any other provision of this Agreement, if any Lender shall assign any of its rights or obligations hereunder to any assignee (including an Affiliate of such Lender) that, but for this sentence, would be entitled, immediately following such assignment, to claim a greater amount than such assigning Lender under Section 2.14, Section 2.15 and Section 2.16, such assignee shall not have the right to claim such greater amount; provided that nothing in this sentence shall limit the right of any such assignee to make claims (x) for amounts not in excess of those that could have been claimed by the assigning Lender, (y) to the extent such claims arise from one or more Changes in Law, or from the designation of one or more Borrowing Subsidiaries, or (z) from a change in the office, branch or other place of business from which any payment hereunder is made by any Borrower, in each case after the date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with and subject to the limitations set forth in paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and stated interest on the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice, and the Company may at any time request that the Administrative Agent provide a list of Lenders as of the date of such request.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.06(b), 2.17(d) or 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of, or notice to, any Borrower, the Issuing Banks or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that

(A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14, Section 2.15, and Section 2.16, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments, Loans, Letters of Credit or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14, Section 2.15 or Section 2.16, than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16, unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the applicable Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) all credit decisions (including without limitation any decisions with respect to amendments and waivers) will continue to be made by the Granting Lender. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender in connection with liquidity and/or credit facilities to or for the account of such SPC to fund such Loans and (ii) subject to the provisions of Section 10.12, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

Section 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the Borrowing Subsidiary Agreements and the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default (other than a Default which has been waived in accordance with Section 10.02) or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto (excluding any Borrowing Subsidiaries), and thereafter shall be binding upon and inure to the benefit of the parties hereto (including any Borrowing Subsidiaries) and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Company and each Borrower hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Company and the Borrowers, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the amounts then due and owing by such Borrower under this Agreement to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender and each Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement (including any Borrowing Subsidiaries) irrevocably consents to service of process in the manner provided for notices in Section 10.01. Each Borrowing Subsidiary irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 10.09(b) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment. Said designation and appointment shall be irrevocable by each such Borrowing Subsidiary until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Borrowing Subsidiary hereunder and under its Borrowing Subsidiary Agreement shall have been paid in full in accordance with the provisions hereof and thereof and such Borrowing Subsidiary shall have been terminated as a Borrower hereunder pursuant to Section 2.19. Each Borrowing Subsidiary hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 10.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Borrowing Subsidiary at its address set forth in the Borrowing Subsidiary Agreement to which it is a party or to any other address of which such Borrowing Subsidiary shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Borrowing Subsidiary irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Borrowing Subsidiary in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Borrowing Subsidiary. To the extent any Borrowing Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Borrowing Subsidiary hereby irrevocably waives such immunity in respect of its obligations under this Agreement and its Borrowing Subsidiary Agreement. Nothing in this Agreement or any Borrowing Subsidiary Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case, the Administrative Agent, Issuing Banks and Lenders, as applicable, agree, to the extent practicable and not prohibited by applicable law, regulation, subpoena or similar legal process, to inform the Company promptly thereof), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the prior written consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.12 or (y) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

For the avoidance of doubt, nothing in this Section 10.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

Section 10.14. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 10.15. European Economic and Monetary Union. (a) Definitions. In this Section 10.15 and in each other provision of this Agreement to which reference is made in this Section 10.15 expressly or impliedly, the following terms have the meanings given to them in this Section 10.15:

“Euro” means the single currency of Participating Member States; and

“Participating Member States” means those members of the European Union from time to time which adopt a single, shared currency.

(b) Effectiveness of Provisions. If and to the extent that any provision of paragraphs (c) to (g) relates to any state (or the currency of such state) that is not a Participating Member State on the Effective Date, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a Participating Member State.

(c) Loans. Any Loan in the currency of a Participating Member State shall be made in Euros.

(d) Payments to the Administrative Agent. Section 2.06 and Section 2.17 shall be construed so that, in relation to the payment of any amount of Euros, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such Participating Member State) as the Administrative Agent may from time to time nominate for this purpose.

(e) Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in Euros, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in Euros) to the account with the bank in the principal financial center in the Participating Member State which such Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (e), “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the Euro.

(f) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Participating Member State shall be inconsistent with any convention or practice in the London Interbank Market or, as the case may be, the Paris Interbank Market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

(g) Consequential Changes. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction of a Participating Member State in accordance with customary practices in the market.

Section 10.16. Patriot Act. Each Lender hereby notifies the Company that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name, address and tax identification number of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with said Patriot Act and the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations.

Section 10.17. No Advisory or Fiduciary Responsibility.

(a) Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, such Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto.

(b) Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is or may be a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, such Borrower, its Subsidiaries and other companies with which such Borrower or any of its Subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Borrower or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from such Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to such Borrower or any of its Subsidiaries, confidential information obtained from other companies.

Section 10.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MOODY’S CORPORATION, as the Company

By	/s/ Noemie Heuland
Name: Noemie Heuland
Title: Chief Finance Officer

Signature Page to Credit Agreement

Moody’s Corporation

JPMORGAN CHASE BANK, N.A., individually as a Lender, as an Issuing Bank and as Administrative Agent

By:	/s/ Ryan Zimmerman
Name: Ryan Zimmerman
Title: Executive Director

Signature Page to Credit Agreement

Moody’s Corporation

BANK OF AMERICA, N.A., individually as a Lender, as an Issuing Bank and as a Co-Syndication Agent

By:	/s/ Kevin Yuen
Name: Kevin Yuen
Title: Senior Vice President

Signature Page to Credit Agreement

Moody’s Corporation

CITIBANK, N.A., individually as a Lender, as an Issuing Bank and as a Co-Syndication Agent

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

Signature Page to Credit Agreement

Moody’s Corporation

HSBC BANK USA, NATIONAL ASSOCIATION, individually as a Lender, as an Issuing Bank and as a Co-Syndication Agent

By:	/s/ Mackenzie Wood
Name: Mackenzie Wood
Title: Senior Vice President #23666

Signature Page to Credit Agreement

Moody’s Corporation

BNP Paribas, individually as a Lender and as Co-Documentation Agent

By	/s/ Maria Mulic
Name: Maria Mulic
Title: Managing Director

By	/s/ Eve Ravelojaona
Name: Eve Ravelojaona
Title: Director

Signature Page to Credit Agreement

Moody’s Corporation

MIZUHO BANK, LTD., individually as a Lender and as Co-Documentation Agent

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Managing Director

Signature Page to Credit Agreement

Moody’s Corporation

TD BANK, N.A., individually as a Lender and as Co-Documentation Agent

By:	/s/ M. Bernadette Collins
Name: M. Bernadette Collins
Title: Senior Vice President

Signature Page to Credit Agreement

Moody’s Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender and as Co-Documentation Agent

By:	/s/ Karen H. McClain
Name: Karen H. McClain
Title: Managing Director

Signature Page to Credit Agreement

Moody’s Corporation

CITIZENS BANK, N.A., as a Lender

By:	/s/ Angela Reilly
Name: Angela Reilly
Title: Senior Vice President

Signature Page to Credit Agreement

Moody’s Corporation

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Dan Starr
Name: Dan Starr
Title: Authorized Signatory

Signature Page to Credit Agreement

Moody’s Corporation

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

Signature Page to Credit Agreement

Moody’s Corporation

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Edel O’Shea
Name: Edel O’Shea
Title: Director

Signature Page to Credit Agreement

Moody’s Corporation

TRUIST BANK, as a Lender

By:	/s/ Alfonso Brigham
Name: Alfonso Brigham
Title: Director

Signature Page to Credit Agreement

Moody’s Corporation

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Laila Shehata
Name: Laila Shehata
Title: Assistant Vice President

Signature Page to Credit Agreement

Moody’s Corporation

SCHEDULE 2.01(a)

Facility Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$130,000,000.00
Bank of America, N.A.	$130,000,000.00
Citibank, N.A.	$130,000,000.00
HSBC Bank USA, National Association	$130,000,000.00
BNP Paribas	$85,000,000.00
Mizuho Bank, Ltd.	$85,000,000.00
TD Bank, N.A.	$85,000,000.00
Wells Fargo Bank, National Association	$85,000,000.00
Citizens Bank, N.A.	$65,000,000.00
Goldman Sachs Bank USA	$65,000,000.00
Standard Chartered Bank	$65,000,000.00
The Bank of Nova Scotia	$65,000,000.00
Truist Bank	$65,000,000.00
U.S. Bank National Association	$65,000,000.00
Total:	$1,250,000,000.00

SCH. 2.01(a)-1

SCHEDULE 2.01(b)

Designated Currency Subcommitment

Lender	Commitment
JPMorgan Chase Bank, N.A.	$20,800,000.00
Bank of America, N.A.	$20,800,000.00
Citibank, N.A.	$20,800,000.00
HSBC Bank USA, National Association	$20,800,000.00
BNP Paribas	$13,600,000.00
Mizuho Bank, Ltd.	$13,600,000.00
TD Bank, N.A.	$13,600,000.00
Wells Fargo Bank, National Association	$13,600,000.00
Citizens Bank, N.A.	$10,400,000.00
Goldman Sachs Bank USA	$10,400,000.00
Standard Chartered Bank	$10,400,000.00
The Bank of Nova Scotia	$10,400,000.00
Truist Bank	$10,400,000.00
U.S. Bank National Association	$10,400,000.00
Total:	$200,000,000.00

SCH. 2.01(b)-1

SCHEDULE 2.01(c)

Yen Subcommitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$5,200,000.00
Bank of America, N.A.	$5,200,000.00
Citibank, N.A.	$5,200,000.00
HSBC Bank USA, National Association	$5,200,000.00
BNP Paribas	$3,400,000.00
Mizuho Bank, Ltd.	$3,400,000.00
TD Bank, N.A.	$3,400,000.00
Wells Fargo Bank, National Association	$3,400,000.00
Citizens Bank, N.A.	$2,600,000.00
Goldman Sachs Bank USA	$2,600,000.00
Standard Chartered Bank	$2,600,000.00
The Bank of Nova Scotia	$2,600,000.00
Truist Bank	$2,600,000.00
U.S. Bank National Association	$2,600,000.00
Total:	$50,000,000.00

SCH. 2.01(c)-1

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Loan Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers: Moody’s Corporation and the other Borrowers thereunder

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement: The Credit Agreement dated as of May 6, 2024 among Moody’s Corporation, the Borrowing Subsidiaries from time to time parties thereto, the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

[1]	Select as applicable.

6.	Assigned Loan Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and an Issuing Bank

By:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

[Consented to:]3

[OTHER ISSUING BANKS]

By:
Title:

[Consented to:]4

MOODY’S CORPORATION

By:
Title:

[3]	To be added only if the consent of the Issuing Banks is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Loan Interest, (ii) the Assigned Loan Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Loan Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Loan Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Loan Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Loan Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Loan Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any Arranger, the Assignor or any other Lender or any of their respective Related Parties, and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Arranger, any Syndication Agent, the Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. Without limiting the foregoing, the Assignee represents and warrants, and agrees to, each of the matters set forth in Section 8.01(g) and Section 8.04 of the Credit Agreement, including that the Loan Documents set out the terms of a commercial lending facility

A-1

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Loan Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-2

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT (this “Agreement”) dated as of [  ], 20[  ], among Moody’s Corporation, a Delaware corporation (the “Company”), [Name of Borrowing Subsidiary], a [  ] [  ] (the “New Borrowing Subsidiary”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement, dated as of May 6, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders and Issuing Banks party thereto, the Administrative Agent, and the other agents party thereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions set forth therein, to make Loans to the Borrowing Subsidiaries, and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary. The Company represents that it owns or Controls at least [ ]% of the voting power of the New Borrowing Subsidiary. Each of the Company and the New Borrowing Subsidiary represent and warrant that the representations and warranties of the Company in the Credit Agreement relating to the Borrowing Subsidiary and this Agreement are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” and a “Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

C-1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

MOODY’S CORPORATION

By:
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

C-2

EXHIBIT D

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.,

as Administrative Agent

for the Lenders referred to below

10 South Dearborn Street

Chicago, Illinois 60603

[Date]

Ladies and Gentlemen:

The undersigned, Moody’s Corporation (the “Company”), refers to the Credit Agreement, dated as of May 6, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries party thereto, the Lenders and Issuing Banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [    ] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrowing Subsidiary until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings, under the Credit Agreement.]

D-1

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

MOODY’S CORPORATION

By:
Name:
Title:

D-2

EXHIBIT E

[FORM OF] INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of May 6, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Moody’s Corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders and Issuing Banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto.

W I T N E S S E T H

WHEREAS, pursuant to Section 2.08(d) of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate amount of the Facility Commitments and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Facility Commitment and/or to participate in such a tranche;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the aggregate amount of the Facility Commitments] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.08(d); and

WHEREAS, pursuant to Section 2.08(d) of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Facility Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Facility Commitment increased by $[__________], thereby making the aggregate amount of its total Facility Commitment equal to $[__________]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[__________] with respect thereto].

2. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

E-1

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

MOODY’S CORPORATION

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

E-2

EXHIBIT F

[FORM OF] AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated __________, 20___ (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of May 6, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), Moody’s Corporation, (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders and Issuing Banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto.

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.08(d) thereof that any bank, financial institution or other entity may [extend Facility Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Facility Commitment of $[__________]] [and] [a commitment with respect to Incremental Term Loans of $[__________]].

2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[___________]

4. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

MOODY’S CORPORATION

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

EXHIBIT G-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 6, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Moody’s Corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders and Issuing Banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

G-1-1

EXHIBIT G-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 6, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Moody’s Corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders and Issuing Banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[__]

G-2-1

EXHIBIT G-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 6, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Moody’s Corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders and Issuing Banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[__]

G-3-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 6, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Moody’s Corporation (the “Company”), the Borrowing Subsidiaries party thereto, the Lenders and Issuing Banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the other agents party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any Borrowing Subsidiary Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[__]

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